Delaware

                                 The First State


         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "COVANTA ONONDAGA OPERATIONS, INC." AS RECEIVED AND FILED IN THIS OFFICE.

         THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

         CERTIFICATE OF INCORPORATION, FILED THE SIXTH DAY OF october, a.d. 1994, at 2 o'clock p.m.

         CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE SIXTH DAY OF FEBRUARY, A.D. 1996, AT 9 O'CLOCK A.M.

         CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "OMS ONONDAGA OPERATIONS, INC." TO "COVANTA ONONDAGA

         OPERATIONS, INC.", FILED THE FOURTEENTH DAY OF MARCH, A. D. 2001, AT 9 O'CLOCK A.M.

         AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE

ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

                                       /s/ Harriet Smith Windsor
                                       ----------------------------------------
                                       Harriet Smith Windsor, Secretary of State
                                       AUTHENTICATION: 2951534
                 1                     DATE: 02-25-04

                          CERTIFICATE OF INCORPORATION

                                       OF

                          OMS ONONDAGA OPERATIONS, INC.

                                      *****


         1. The name of the corporation is

            OMS ONONDAGA OPERATIONS, INC.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of stock which the corporation shall have authority to issue is 100 common stock; all of such shares shall be One Dollar ($1.00) par value.

         5. The name and mailing address of the sole incorporator is as follows:
NAME MAILING ADDRESS Jennifer Leigh Morgia CT Corporation System 1633 Broadway New York, New York 10019

         6. The corporation is to have perpetual existence.

         THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is her act and deed and the facts herein stated are true, and accordingly have hereunto set her hand this 6th day of October, 1994.



                                                   /s/ Jennifer Leigh Morgia
                                                   -------------------------
                                                   Jennifer Leigh Morgia,
                                                   Incorporator

                                STATE OF DELAUARE
                               SECRETARY OF STATE
                            DIVISION OF CORPORATIONS
                            FILED 09:00 AM 02/06/1996
                               960034677 - 2441463


             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                             AND OF REGISTERED AGENT



It is hereby certified that:

         1. The name of the corporation (hereinafter called the "corporation") is

         OMS ONONDAGA OPERATIONS, INC. 2. The registered office of the corporation within the State of Delaware is hereby changed to 1013 Centre Road, City of Wilmington 19805, County of New Castle.

         3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

         4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on January 15, 1996.


                                         /s/
                                         ---------------------------------------
                                         Authorized Officer

                                STATE OF DELAWARE
                               SECRETARY OF STATE
                            DIVISION OF CORPORATIONS
                            FILED 09:00 AM 02/06/1996
                               960034677 - 2441463


            CERTiFICATE OF AMENDMENT OF CERTIFICATE OF iNCORPORATION

                                       OF
                                                                  Exhibit T3A-40
                                                                  --------------
                          OMS ONONDAGA OPERATIONS, INC.


It is hereby certified that:

                  1. The name of the corporation (hereinafter the "corporation") is OMS ONONDAGA OPERATIONS, INC.

                  2. The certificate of incorporation of the corporation is hereby amended by striking out Article One thereof and by substituting in lieu of said Article the following new Article:

               Article One: The name of the corporation (hereinafter called the "corporation") is COVANTA ONONDAGA OPERATIONS, INC.

                  3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provision of Section 242 and 228 of the General Corporation Law of the State of Delaware.

                 IN WITNESS WHEREOF, I have duly executed this certificate of amendment this 14th day of March __, 2001.


                                                         /s/ Patricia Collins
                                                         -----------------------
                                                         Name:  Patricia Collins
                                                         Title:  Asst. Secretary